Exhibit-32.2 -- Certification per Sarbanes-Oxley Act (Section 906)

I am the Financial Officer of EnzymeBioSystems, a Nevada corporation (the "Company"). I am delivering this certificate in connection with the amended Form 10-Q/A of the Company for the quarter ended September 30, 2009 and filed with the U. S. Securities and Exchange Commission ("Form 10-Q").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q/A fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  September 27, 2010
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                                           /s/ Anushavan Yeranosyan
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                                               Anushavan Yeranosyan
                                               Principal Accounting Officer